Exhibit 99.1

ANTARES PHARMA ANNOUNCES FDA APPROVAL OF TEV-TROPIN® 10 MG

(HUMAN GROWTH HORMONE) NEEDLE-FREE INJECTOR

FDA APPROVES NAME CHANGE TO ZOMACTON™

EWING, NJ, March 31, 2015 — Antares Pharma, Inc. (NASDAQ: ATRS) today announced that Ferring Pharmaceuticals Inc. (Ferring) has received U.S. Food and Drug Administration (FDA) approval of a name change enabling its newly acquired recombinant human growth hormone to be marketed in the U.S. as ZOMACTON™ (somatropin [rDNA origin]) for injection, and the needle-free delivery system to be marketed in the U.S. as ZOMA-Jet™. Ferring also received approval from the FDA to market the 10 mg needle free injector device which, along with certain consumables, is supplied by Antares to Ferring. Ferring purchased the U.S. rights to ZOMACTON™, formerly TEV-TROPIN®, and to ZOMA-Jet™, formerly Tjet®, in December 2014 from Teva Pharmaceutical Industries Ltd. Ferring developed and has marketed ZOMACTON™ outside of the U.S. since 1988 and in 47 countries globally.

In the U.S., ZOMACTON™ is indicated for the treatment of children who have growth failure due to an inadequate secretion of normal endogenous growth hormone. Growth hormone deficiency (GHD) in children can lead to short stature and delayed puberty.1 An estimated one in 4,000 to 10,000 children has GHD, and with early detection and treatment, many of these children can reach a normal height.2

Because somatropin increases growth rate, patients with a history of scoliosis who are treated with somatropin should be monitored for progression of scoliosis. Somatropin may alter the clearance of drugs metabolized by the CP450 enzyme system and careful monitoring is advisable. The following adverse reactions have been observed during appropriate use of somatropin: headaches (children and adults), gynecomastia (children), and pancreatitis (children and adults). In studies of growth hormone-deficient children, injection-site reactions (e.g. pain, bruise) occurred in eight of the 164 treated patients. Leukemia and new-onset Type 2 diabetes mellitus have been reported.

“We are excited that Ferring will be adding this new 10 mg dosage form to the previously approved 5 mg strength,” said Eamonn P. Hobbs, President and Chief Executive Officer of Antares Pharma. “We are also pleased that the FDA has approved the use of another Antares device, which we believe continues to validate our technology and our approach to designing novel, product-specific injector devices that keep patients’ needs in mind.”

ZOMACTON™ is expected to be available in the U.S. in the second quarter of 2015 as both a 5 and 10 mg option, with the 10 mg dose in a pre-filled diluent syringe. In addition, the ZOMA-Jet™ needle-free administration device supplied by Antares is expected to be available for the 5 mg dose and in a new 10 mg dose later this year.

[1]	Growth Hormone Deficiency – Children. Medline Plus – A service of the U.S. National Library of Medicine, National Institutes of Health. 2014. Available at: http://www.nlm.nih.gov/medlineplus/ency/article/001176.htm.
[2]	Growth Hormone Deficiency. Boston Children’s Hospital. 2010. Available at: http://www.childrenshospital.org/conditions-andtreatments/conditions/growth-hormone-deficiency.

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About Antares Pharma

Antares Pharma focuses on self-administered parenteral pharmaceutical products. The Company markets OTREXUP™ (methotrexate) injection for subcutaneous use in the treatment of adults with severe active rheumatoid arthritis and children with active polyarticular juvenile idiopathic arthritis. LEO Pharma markets OTREXUP™ to dermatologists for adults with severe recalcitrant psoriasis. Antares Pharma is also developing QuickShot® Testosterone for testosterone replacement therapy, and VIBEX® Sumatriptan for the acute treatment of migraines. The Company’s technology platforms include VIBEX® disposable auto injectors, disposable multi-use pen injectors and reusable needle-free injectors. Antares Pharma has a multi-product deal with Teva Pharmaceutical Industries, Ltd. that includes VIBEX® epinephrine, exenatide multi-dose pen, and another undisclosed multi-dose pen. Our reusable needle-free injector for use with human growth hormone (hGH) is sold worldwide by Ferring B.V.

About ZOMACTON™

ZOMACTON™ is indicated for the treatment of children who have growth failure due to an inadequate secretion of normal endogenous growth hormone.

Important Safety Information

ZOMACTON™ stimulates linear growth in children lacking endogenous GH. Treatment of growth hormone-deficient (GHD) children with ZOMACTON™ produces growth rate and IGF-1 levels similar to those seen after treatment with hGH of pituitary origin.

Unless patients with Prader-Willi Syndrome (PWS) also have a diagnosis of GHD, ZOMACTON™ is not indicated for treatment of pediatric patients who have growth failure due to genetically confirmed PWS. Because of reported fatalities, patients with PWS who are severely obese, have severe respiratory impairment, respiratory infections, or sleep apnea should interrupt use of GH.

Cases of pancreatitis have been reported rarely in children and adults receiving somatropin treatment. Pancreatitis should be considered in any somatropin-treated patient, especially a child, who develops persistent, severe abdominal pain.

Patients should be observed for evidence of Type 2 diabetes mellitus, glucose intolerance, hypopituitarism, malignant transformation of skin lesions, hypothyroidism, slipped capital femoral epiphysis and intracranial hypertension. Funduscopic examination of patients is recommended at the initiation and periodically during the course of GH treatment. ZOMACTON™ should not be initiated in patients with acute critical illness as a complication of open heart surgery, abdominal surgery, multiple accidental trauma, or those with acute respiratory failure. ZOMACTON™ should not be used in patients with evidence of an active malignancy, progressive or recurrent underlying intracranial tumor, active proliferative or severe nonproliferative diabetic retinopathy, or closed epiphysis. As with all therapeutic proteins, there is potential for immunogenicity.

When somatropin is administered subcutaneously at the same site over a long period of time, tissue atrophy may result. This can be avoided by rotating the injection site.

Because somatropin increases growth rate, patients with a history of scoliosis who are treated with somatropin should be monitored for progression of scoliosis.

Somatropin may alter the clearance of drugs metabolized by the CP450 enzyme system and careful monitoring is advisable.

ZOMACTON™ should not be used by patients who have had an allergy to growth hormones (somatropin) or any of the other ingredients in ZOMACTON™. Benzyl alcohol associated with toxicity in newborns is contained in the diluent supplied with 5mg ZOMACTON™.

When administering ZOMACTON™ 5 mg to newborns, it should be reconstituted with sterile normal saline. Practitioners should consider the combined daily metabolic load of benzyl alcohol from all sources. The ZOMACTON™ 10 mg vial is reconstituted with bacteriostatic water for injection containing metacresol and should not be used by patients who are allergic to it. Treatment of patients with coexisting ACTH deficiency should have glucocorticoid replacement dose adjusted to avoid inhibition of growth.

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The following adverse reactions have been observed during appropriate use of somatropin: headaches (children and adults), gynecomastia (children), and pancreatitis (children and adults). In studies of growth hormone-deficient children, injection-site reactions (e.g., pain, bruise) occurred in 8 of the 164 treated patients. Leukemia and new-onset Type 2 diabetes mellitus have been reported.

ZOMACTON™ and ZOMA-Jet™ are trademarks of Ferring B.V.

TEV-TROPIN® and Tjet® are registered trademarks of Teva Pharmaceuticals USA.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements made with respect to the growth of the Company and validation of its technology and approach to design novel, product-specific injector devices that keep patients’ needs in mind; whether and when ZOMACTON will be available in the U.S. as both a 5 mg and 10 mg option, with a 10 mg dose in a pre-filled diluent syringe; whether and when the ZOMA-Jet needle-free administration device supplied by the Company will be available for the 5 mg dose and a 10 mg dose; and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ‘‘may’’, ‘‘will’’, ‘‘should’’, ‘‘would’’, ‘‘expect’’, ‘‘intend’’, ‘‘plan’’, ‘‘anticipate’’, ‘‘believe’’, ‘‘estimate’’, ‘‘predict’’, ‘‘potential’’, ‘‘seem’’, ‘‘seek’’, ‘‘future’’, ‘‘continue’’, or ‘‘appear’’ or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contacts:

Jack Howarth

Vice President, Corporate Affairs

609-359-3016

jhowarth@antarespharma.com

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